EXHIBIT 99.1

CONTACT:	JOSEPH MACNOW
(212) 894-7000

888 Seventh Avenue New York, NY 10019
FOR IMMEDIATE RELEASE - October 29, 2018

Vornado Announces Third Quarter 2018 Financial Results

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:

Quarter Ended September 30, 2018 Financial Results

NET INCOME attributable to common shareholders for the quarter ended September 30, 2018 was $190.6 million, or $1.00 per diluted share, compared to a loss of $29.0 million, or $0.15 per diluted share, for the prior year's quarter. Adjusting net income (loss) attributable to common shareholders for the items that impact the comparability of period to period net income (loss) listed in the table on page 2, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarters ended September 30, 2018 and 2017 was $66.2 million and $73.0 million, or $0.35 and $0.38 per diluted share, respectively.

FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2018 was $182.5 million, or $0.95 per diluted share, compared to $100.2 million, or $0.52 per diluted share, for the prior year's quarter.  Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period to period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended September 30, 2018 and 2017 was $185.6 million and $185.1 million, or $0.97 and $0.97 per diluted share, respectively.

Nine Months Ended September 30, 2018 Financial Results

NET INCOME attributable to common shareholders for the nine months ended September 30, 2018 was $284.3 million, or $1.49 per diluted share, compared to $134.7 million, or $0.71 per diluted share, for the nine months ended September 30, 2017. Adjusting net income attributable to common shareholders for the items that impact the comparability of period to period net income listed in the table on page 2, net income attributable to common shareholders, as adjusted (non-GAAP) for the nine months ended September 30, 2018 and 2017 was $192.9 million and $187.3 million, or $1.01 and $0.98 per diluted share, respectively.

FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2018 was $494.9 million, or $2.59 per diluted share, compared to $564.4 million, or $2.95 per diluted share, for the nine months ended September 30, 2017.  Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period to period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2018 and 2017 was $547.5 million and $525.5 million, or $2.86 and $2.75 per diluted share, respectively.

The following table reconciles our net income (loss) attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$190,645	$(29,026)	$284,338	$134,698
Per diluted share	$1.00	$(0.15)	$1.49	$0.71

Certain (income) expense items that impact net income (loss) attributable to common shareholders:
Net gain on sale of our ownership interests in 666 Fifth Avenue Office Condominium	$(134,032)	$—	$(134,032)	$—
Net gain on the repayment of our loan investment in 666 Fifth Avenue Office Condominium	(7,308)	—	(7,308)	—
Decrease in fair value of marketable securities (including our share of partially owned entities)	7,966	—	26,602	—
Net gains on sale of real estate (including our share of partially owned entities)	(3,350)	(1,522)	(28,104)	(20,981)
Our share of loss (income) from real estate fund investments (excluding our $4,252 share of One Park Avenue potential additional transfer taxes and reduction in carried interest for the nine months ended September 30, 2018)	748	7,794	(617)	11,333
Loss from discontinued operations and sold properties (primarily related to JBG SMITH Properties operating results and transaction costs through July 17, 2017 spin-off)	42	53,739	4,886	40,542
Impairment loss on investment in Pennsylvania Real Estate Investment Trust ("PREIT")	—	44,465	—	44,465
Net gain resulting from Urban Edge Properties ("UE") operating partnership unit issuances	—	(5,200)	—	(21,100)
Our share of potential additional New York City transfer taxes based on a Tax Tribunal interpretation which Vornado is appealing	—	—	23,503	—
Preferred share issuance costs	—	—	14,486	—
Net gain on repayment of our Suffolk Downs JV debt investments	—	—	—	(11,373)
Other	3,207	9,515	3,133	13,333
	(132,727)	108,791	(97,451)	56,219
Noncontrolling interests' share of above adjustments	8,242	(6,767)	6,061	(3,624)
Total of certain (income) expense items that impact net income (loss) attributable to common shareholders	$(124,485)	$102,024	$(91,390)	$52,595

Net income attributable to common shareholders, as adjusted (non-GAAP)	$66,160	$72,998	$192,948	$187,293
Per diluted share (non-GAAP)	$0.35	$0.38	$1.01	$0.98

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$182,516	$100,178	$494,941	$564,431
Per diluted share (non-GAAP)	$0.95	$0.52	$2.59	$2.95

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Decrease in fair value of marketable securities (including our share of partially owned entities)	$7,966	$—	$26,602	$—
Net gain on the repayment of our loan investment in 666 Fifth Avenue Office Condominium	(7,308)	—	(7,308)	—
FFO from discontinued operations and sold properties (primarily related to JBG SMITH Properties operating results and transaction costs through July 17, 2017 spin-off)	(1,152)	38,771	(3,297)	(68,843)
Our share of FFO from real estate fund investments (excluding our $4,252 share of One Park Avenue potential additional transfer taxes and reduction in carried interest for the nine months ended September 30, 2018)	748	7,794	(617)	11,333
Impairment loss on investment in PREIT	—	44,465	—	44,465
Net gain resulting from UE operating partnership unit issuances	—	(5,200)	—	(21,100)
Our share of potential additional New York City transfer taxes based on a Tax Tribunal interpretation which Vornado is appealing	—	—	23,503	—
Preferred share issuance costs	—	—	14,486	—
Net gain on repayment of our Suffolk Downs JV debt investments	—	—	—	(11,373)
Other	3,071	4,701	2,751	3,986
	3,325	90,531	56,120	(41,532)
Noncontrolling interests' share of above adjustments	(206)	(5,583)	(3,514)	2,579
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$3,119	$84,948	$52,606	$(38,953)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$185,635	$185,126	$547,547	$525,478
Per diluted share (non-GAAP)	$0.97	$0.97	$2.86	$2.75
____________________________________________________________

(1)
See page 10 for a reconciliation of our net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2018 and 2017.

Acquisition Activity

1535 Broadway

On July 30, 2012, we entered into a lease with Host Hotels & Resorts, Inc. (NYSE: HST) (“Host”), under which we redeveloped the retail and signage components of the Marriott Times Square Hotel. We accounted for this lease as a “capital lease” and recorded a $240,000,000 capital lease asset and liability. On September 21, 2018, we acquired the retail condominium from Host for $442,000,000 (inclusive of the $240,000,000 capital lease liability). The original lease transaction provided that we would become the 100% owner through a put/call arrangement, based on a pre-negotiated formula. This transaction satisfies the put/call arrangement. Our 100% fee interest includes 45,000 square feet of retail, the 1,611 seat Marquis Theater and the largest digital sign in New York with a 330 linear foot, 25,000 square foot display.

Disposition Activity

666 Fifth Avenue Office Condominium

On August 3, 2018, we completed the sale of our 49.5% interests in the 666 Fifth Avenue Office Condominium. We received net proceeds of $120,000,000 and recognized a financial statement gain of $134,032,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income for the three and nine months ended September 30, 2018. The gain for tax purposes was approximately $244,000,000. We continue to own all of the 666 Fifth Avenue Retail Condominium encompassing the Uniqlo, Tissot and Hollister stores with 125 linear feet of frontage on Fifth Avenue between 52nd and 53rd Street.

Concurrently with the sale of our interests, the existing mortgage loan on the property was repaid and we received net proceeds of $55,244,000 for the participation we held in the mortgage loan. We recognized a financial statement gain of $7,308,000, which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income for the three and nine months ended September 30, 2018.

Financing Activities

On August 9, 2018, we completed a $120,000,000 refinancing of 4 Union Square South, a 206,000 square foot Manhattan retail property. The interest-only loan carries a rate of LIBOR plus 1.40% (3.50% as of September 30, 2018) and matures in 2025, as extended. The property was previously encumbered by a $113,000,000 mortgage at LIBOR plus 2.15%, which was scheduled to mature in 2019.

On October 26, 2018, we extended our $750,000,000 unsecured term loan from October 2020 to February 2024. The interest rate on the extended unsecured term loan was lowered from LIBOR plus 1.15% to LIBOR plus 1.00% (3.30% as of October 26, 2018).

Third Quarter Leasing Activity:

•
312,000 square feet of New York Office space (308,000 square feet at share) at an initial rent of $67.35 per square foot and a weighted average term of 9.5 years. The GAAP and cash mark-to-markets on the 203,000 square feet of second generation space were positive 26.5% and 11.8%, respectively. Tenant improvements and leasing commissions were $9.52 per square foot per annum, or 14.1% of initial rent.

•
104,000 square feet of New York Retail space (99,000 square feet at share) at an initial rent of $135.05 per square foot and a weighted average term of 5.7 years. The GAAP and cash mark-to-markets on the 95,000 square feet of second generation space were negative 40.0% (resulting from an accounting adjustment at acquisition of the property in 2015 under which we marked the rent up to market) and positive 36.3%, respectively. Tenant improvements and leasing commissions were $3.24 per square foot per annum, or 2.4% of initial rent.

•
28,000 square feet at theMART (all at share) at an initial rent of $57.92 per square foot and a weighted average term of 7.4 years. The GAAP and cash mark-to-markets on the 23,000 square feet of second generation space were positive 14.4% and 1.9%, respectively. Tenant improvements and leasing commissions were $2.91 per square foot per annum, or 5.0% of initial rent.

•
160,000 square feet at 555 California Street (112,000 square feet at share) at an initial rent of $91.16 per square foot and a weighted average term of 12.1 years. The GAAP and cash mark-to-markets on the 33,000 square feet of second generation space were positive 30.4% and 10.4%, respectively. Tenant improvements and leasing commissions were $8.41 per square foot per annum, or 9.2% of initial rent.

Same Store Net Operating Income ("NOI") At Share:

The percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	Total	New York(2)	theMART		555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended September 30, 2018 compared to September 30, 2017	0.9%	0.6%	(3.8)%		17.2%
Nine months ended September 30, 2018 compared to September 30, 2017	3.3%	3.0%	1.6%		14.3%
Three months ended September 30, 2018 compared to June 30, 2018	(0.4)%	0.6%	(9.8)%	(3)	(1.2)%

Same store NOI at share - cash basis % increase (decrease):
Three months ended September 30, 2018 compared to September 30, 2017	4.3%	3.9%	2.2%		19.9%
Nine months ended September 30, 2018 compared to September 30, 2017	5.9%	5.2%	7.6%		19.0%
Three months ended September 30, 2018 compared to June 30, 2018	0.9%	2.0%	(6.7)%	(3)	(5.4)%
____________________

(1)	See pages 12 through 17 for same store NOI at share and same store NOI at share - cash basis reconciliations.
		Increase
(2)	Excluding Hotel Pennsylvania, same store NOI at share % increase:
	Three months ended September 30, 2018 compared to September 30, 2017	1.0%
	Nine months ended September 30, 2018 compared to September 30, 2017	3.1%
	Three months ended September 30, 2018 compared to June 30, 2018	1.0%

	Excluding Hotel Pennsylvania, same store NOI at share - cash basis % increase:
	Three months ended September 30, 2018 compared to September 30, 2017	4.3%
	Nine months ended September 30, 2018 compared to September 30, 2017	5.3%
	Three months ended September 30, 2018 compared to June 30, 2018	2.5%

(3)	Excluding tradeshows which are seasonal, same store NOI at share decreased by 4.4% and same store NOI at share - cash basis decreased by 0.3%.

NOI At Share:

The elements of our New York and Other NOI at share for the three and nine months ended September 30, 2018 and 2017 and the three months ended June 30, 2018 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2018
	2018	2017		2018	2017
New York:
Office	$184,146	$185,169	$184,867	$556,169	$531,702
Retail	92,858	90,088	87,109	267,876	269,091
Residential	5,202	5,981	6,338	17,681	18,450
Alexander's	10,626	11,937	11,909	34,110	35,646
Hotel Pennsylvania	4,496	5,319	5,644	5,955	6,948
Total New York	297,328	298,494	295,867	881,791	861,837

Other:
theMART	25,257	26,019	27,816	79,948	78,090
555 California Street	13,515	11,519	13,660	40,686	35,585
Other investments	13,524	18,202	17,086	50,664	62,014
Total Other	52,296	55,740	58,562	171,298	175,689

NOI at share	$349,624	$354,234	$354,429	$1,053,089	$1,037,526

NOI At Share - Cash Basis:

The elements of our New York and Other NOI at share - cash basis for the three and nine months ended September 30, 2018 and 2017 and the three months ended June 30, 2018 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2018
	2018	2017		2018	2017
New York:
Office	$181,575	$172,741	$180,710	$540,484	$503,052
Retail	84,976	81,612	79,139	243,704	240,998
Residential	5,358	5,417	5,463	16,420	16,301
Alexander's	11,774	12,280	12,098	35,911	36,679
Hotel Pennsylvania	4,520	5,352	5,744	6,111	7,046
Total New York	288,203	277,402	283,154	842,630	804,076

Other:
theMART	26,234	25,417	27,999	81,312	74,846
555 California Street	13,070	10,889	13,808	39,704	33,365
Other investments	13,374	18,219	16,987	50,271	59,976
Total Other	52,678	54,525	58,794	171,287	168,187

NOI at share - cash basis	$340,881	$331,927	$341,948	$1,013,917	$972,263

Development/Redevelopment as of September 30, 2018

(Amounts in thousands, except square feet)			(At Share)						Full Quarter Stabilized Operations
		Property Rentable Sq. Ft.	Excluding Land Costs					Available for Occupancy
Current Projects	Segment		Incremental Budget	Amount Expended		% Complete	Start
220 Central Park South - residential condominiums	Other	397,000	$1,400,000	$1,123,726	(1)	80.3%	Q3 2012	N/A	N/A
Moynihan Office Building - (50.1% interest)(2)	New York	850,000	400,000	54,823		13.7%	Q2 2017	Q3 2020	Q2 2022
One Penn Plaza - renovation(3)	New York	2,535,000	200,000	6,253		3.1%	Q4 2018	N/A	N/A
512 West 22nd Street - office/retail (55.0% interest)	New York	173,000	72,000	50,065	(4)	69.5%	Q4 2015	Q4 2018	Q1 2020
61 Ninth Avenue - office/retail (45.1% interest)(5)	New York	170,000	69,000	57,970		84.0%	Q1 2016	Q2 2018	Q2 2019
345 Montgomery Street (555 California Street) (70.0% interest)	Other	64,000	32,000	9,523	(6)	29.8%	Q1 2018	Q3 2019	Q3 2020
606 Broadway - office/retail (50.0% interest)	New York	34,000	30,000	23,307	(7)	77.7%	Q2 2016	Q4 2018	Q2 2020
825 Seventh Avenue - office (50.0% interest)	New York	165,000	15,000	3,086		20.6%	Q2 2018	Q1 2020	Q1 2021
Total current projects			$2,218,000	$1,328,753

Future Opportunities	Segment	Property Zoning Sq. Ft.
Penn Plaza - multiple opportunities - office/residential/retail	New York	TBD
Hotel Pennsylvania	New York	2,052,000
260 Eleventh Avenue - office(8)	New York	280,000

Undeveloped Land
29, 31, 33 West 57th Street (50.0% interest)	New York	150,000
484, 486 Eighth Avenue and 265, 267 West 34th Street	New York	125,000
527 West Kinzie, Chicago	Other	330,000
Total undeveloped land		605,000
_______________________

(1)	Excludes land and acquisition costs of $515,426.

(2)	Excludes $115,230 for our share of the upfront contribution of $230,000. The building and land are subject to a lease which expires in 2116.

(3)	The building is subject to a ground lease which expires in 2098.

(4)	Excludes land and acquisition costs of $57,000.

(5)	The building is subject to a ground lease which expires in 2115.

(6)	Excludes land and building costs of $31,000.

(7)	Excludes land and acquisition costs of $22,703.

(8)	The building is subject to a ground lease which expires in 2114.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, October 30, 2018 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 47604591. A telephonic replay of the conference call will be available from 1:30 p.m. ET on October 30, 2018 through November 29, 2018. To access the replay, please dial 888-843-7419 and enter the passcode 47604591#. A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website following the conference call.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2017. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except unit, share, and per share amounts)	As of
	September 30, 2018	December 31, 2017
ASSETS
Real estate, at cost:
Land	$3,306,264	$3,143,648
Buildings and improvements	10,083,313	9,898,605
Development costs and construction in progress	1,579,628	1,615,101
Leasehold improvements and equipment	106,945	98,941
Total	15,076,150	14,756,295
Less accumulated depreciation and amortization	(3,109,361)	(2,885,283)
Real estate, net	11,966,789	11,871,012
Cash and cash equivalents	772,524	1,817,655
Restricted cash	147,286	97,157
Marketable securities	157,951	182,752
Tenant and other receivables, net of allowance for doubtful accounts of $3,935 and $5,526	69,796	58,700
Investments in partially owned entities	909,440	1,056,829
Real estate fund investments	369,767	354,804
220 Central Park South condominium units ready for sale	307,552	—
Receivable arising from the straight-lining of rents, net of allowance of $1,705 and $954	937,294	926,711
Deferred leasing costs, net of accumulated amortization of $202,480 and $191,827	443,350	403,492
Identified intangible assets, net of accumulated amortization of $167,861 and $150,837	139,994	159,260
Assets related to discontinued operations	74	1,357
Other assets	456,203	468,205
	$16,678,020	$17,397,934
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$8,119,075	$8,137,139
Senior unsecured notes, net	843,710	843,614
Unsecured term loan, net	749,874	748,734
Unsecured revolving credit facilities	80,000	—
Accounts payable and accrued expenses	415,531	415,794
Deferred revenue	176,211	227,069
Deferred compensation plan	102,281	109,177
Liabilities related to discontinued operations	205	3,620
Preferred shares redeemed on January 4 and 11, 2018	—	455,514
Other liabilities	229,042	464,635
Total liabilities	10,715,929	11,405,296
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 12,591,157 and 12,528,899 units outstanding	919,154	979,509
Series D cumulative redeemable preferred units - 177,101 units outstanding	5,428	5,428
Total redeemable noncontrolling interests	924,582	984,937
Vornado's shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,798,580 and 36,799,573 shares	891,294	891,988
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 190,285,799 and 189,983,858 shares	7,589	7,577
Additional capital	7,580,463	7,492,658
Earnings less than distributions	(4,135,602)	(4,183,253)
Accumulated other comprehensive income	34,173	128,682
Total Vornado shareholders' equity	4,377,917	4,337,652
Noncontrolling interests in consolidated subsidiaries	659,592	670,049
Total equity	5,037,509	5,007,701
	$16,678,020	$17,397,934

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$542,048	$528,755	$1,620,303	$1,547,900

Income from continuing operations	$219,101	$37,176	$324,401	$225,078
Income (loss) from discontinued operations	61	(47,930)	381	(14,501)
Net income (loss)	219,162	(10,754)	324,782	210,577
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(3,312)	(4,022)	31,137	(18,436)
Operating Partnership	(12,671)	1,878	(18,992)	(9,057)
Net income (loss) attributable to Vornado	203,179	(12,898)	336,927	183,084
Preferred share dividends	(12,534)	(16,128)	(38,103)	(48,386)
Preferred share issuance costs	—	—	(14,486)	—
NET INCOME (LOSS) attributable to common shareholders	$190,645	$(29,026)	$284,338	$134,698

INCOME (LOSS) PER COMMON SHARE – BASIC:
Income from continuing operations, net	$1.00	$0.09	$1.50	$0.78
Loss from discontinued operations, net	—	(0.24)	—	(0.07)
Net income (loss) per common share	$1.00	$(0.15)	$1.50	$0.71
Weighted average shares outstanding	190,245	189,593	190,176	189,401

INCOME (LOSS) PER COMMON SHARE – DILUTED:
Income from continuing operations, net	$1.00	$0.09	$1.49	$0.78
Loss from discontinued operations, net	—	(0.24)	—	(0.07)
Net income (loss) per common share	$1.00	$(0.15)	$1.49	$0.71
Weighted average shares outstanding	191,327	190,847	191,292	191,257

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$182,516	$100,178	$494,941	$564,431
Per diluted share (non-GAAP)	$0.95	$0.52	$2.59	$2.95

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$185,635	$185,126	$547,547	$525,478
Per diluted share (non-GAAP)	$0.97	$0.97	$2.86	$2.75

Weighted average shares used in determining FFO per diluted share	191,327	190,893	191,292	191,304

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$190,645	$(29,026)	$284,338	$134,698
Per diluted share	$1.00	$(0.15)	$1.49	$0.71

FFO adjustments:
Depreciation and amortization of real property	$105,015	$102,953	$309,024	$361,949
Net gains on sale of real estate	(133,961)	(1,530)	(158,138)	(3,797)
Proportionate share of adjustments to equity in net income (loss) of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	23,688	31,997	77,282	108,753
Net gains on sale of real estate	(3,421)	8	(3,998)	(17,184)
Real estate impairment losses	—	4,329	4	7,547
	(8,679)	137,757	224,174	457,268
Noncontrolling interests' share of above adjustments	535	(8,572)	(13,884)	(28,444)
FFO adjustments, net	$(8,144)	$129,185	$210,290	$428,824

FFO attributable to common shareholders (non-GAAP)	$182,501	$100,159	$494,628	$563,522
Convertible preferred share dividends	15	19	47	59
Earnings allocated to Out-Performance Plan units	—	—	266	850
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$182,516	$100,178	$494,941	$564,431
Per diluted share (non-GAAP)	$0.95	$0.52	$2.59	$2.95
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2018 and 2017 and the three months ended June 30, 2018.

	For the Three Months Ended			For the Nine Months Ended September 30,
(Amounts in thousands)	September 30,		June 30, 2018
	2018	2017		2018	2017
Net income (loss)	$219,162	$(10,754)	$105,338	$324,782	$210,577

Deduct:
(Income) loss from partially owned entities	(7,206)	41,801	(8,757)	(6,059)	(5,578)
Loss from real estate fund investments	190	6,308	28,976	37,973	1,649
Interest and other investment income, net	(2,893)	(7,331)	(30,892)	(9,401)	(22,567)
Net gains on disposition of wholly owned and partially owned assets	(141,269)	—	(23,559)	(164,828)	(501)
(Income) loss from discontinued operations	(61)	47,930	(683)	(381)	14,501
NOI attributable to noncontrolling interests in consolidated subsidiaries	(16,943)	(16,171)	(17,160)	(51,415)	(48,778)

Add:
Depreciation and amortization expense	113,169	104,972	111,846	333,701	315,223
General and administrative expense	31,977	34,286	34,427	108,937	115,866
Transaction related costs and other	2,510	61	1,017	16,683	1,073
Our share of NOI from partially owned entities	60,094	66,876	65,752	193,359	199,989
Interest and debt expense	88,951	85,068	87,657	264,774	252,581
Income tax expense	1,943	1,188	467	4,964	3,491
NOI at share	349,624	354,234	354,429	1,053,089	1,037,526
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(8,743)	(22,307)	(12,481)	(39,172)	(65,263)
NOI at share - cash basis	$340,881	$331,927	$341,948	$1,013,917	$972,263

NOI represents total revenues less operating expenses. We consider NOI to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI should not be considered a substitute for net income. NOI may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2018 compared to September 30, 2017.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the three months ended September 30, 2018	$349,624	$297,328		$25,257	$13,515	$13,524
Less NOI at share from:
Acquisitions	(260)	(260)		—	—	—
Development properties	(12,655)	(12,641)		—	(14)	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,581	1,800		(219)	—	—
Other non-operating income, net	(14,102)	(578)		—	—	(13,524)
Same store NOI at share for the three months ended September 30, 2018	$324,188	$285,649		$25,038	$13,501	$—

NOI at share for the three months ended September 30, 2017	$354,234	$298,494		$26,019	$11,519	$18,202
Less NOI at share from:
Dispositions	(232)	(232)		—	—	—
Development properties	(12,598)	(12,598)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(1,169)	(1,169)		—	—	—
Other non-operating income, net	(18,874)	(672)		—	—	(18,202)
Same store NOI at share for the three months ended September 30, 2017	$321,361	$283,823		$26,019	$11,519	$—

Increase (decrease) in same store NOI at share for the three months ended September 30, 2018 compared to September 30, 2017	$2,827	$1,826		$(981)	$1,982	$—

% increase (decrease) in same store NOI at share	0.9%	0.6%	(1)	(3.8)%	17.2%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 1.0%.

Same store NOI at share represents NOI at share from property operations which are owned by us and in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is NOI at share from operations before straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments which are owned by us and in service in both the current and prior year reporting periods.  We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers.  Same store NOI at share and same store NOI at share - cash basis should not be considered as an alternative to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2018 compared to September 30, 2017.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2018	$340,881	$288,203		$26,234	$13,070	$13,374
Less NOI at share - cash basis from:
Acquisitions	(259)	(259)		—	—	—
Development properties	(13,433)	(13,419)		—	(14)	—
Lease termination income	(318)	(58)		(260)	—	—
Other non-operating income, net	(13,954)	(580)		—	—	(13,374)
Same store NOI at share - cash basis for the three months ended September 30, 2018	$312,917	$273,887		$25,974	$13,056	$—

NOI at share - cash basis for the three months ended September 30, 2017	$331,927	$277,402		$25,417	$10,889	$18,219
Less NOI at share - cash basis from:
Dispositions	(115)	(115)		—	—	—
Development properties	(12,674)	(12,674)		—	—	—
Lease termination income	(285)	(285)		—	—	—
Other non-operating income, net	(18,936)	(717)		—	—	(18,219)
Same store NOI at share - cash basis for the three months ended September 30, 2017	$299,917	$263,611		$25,417	$10,889	$—

Increase in same store NOI at share - cash basis for the three months ended September 30, 2018 compared to September 30, 2017	$13,000	$10,276		$557	$2,167	$—

% increase in same store NOI at share - cash basis	4.3%	3.9%	(1)	2.2%	19.9%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 4.3%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2018 compared to June 30, 2018.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share for the three months ended September 30, 2018	$349,624	$297,328		$25,257		$13,515	$13,524
Less NOI at share from:
Acquisitions	(63)	(63)		—		—	—
Development properties	(12,655)	(12,641)		—		(14)	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,582	1,800		(218)		—	—
Other non-operating income, net	(14,103)	(579)		—		—	(13,524)
Same store NOI at share for the three months ended September 30, 2018	$324,385	$285,845		$25,039		$13,501	$—

NOI at share for the three months ended June 30, 2018	$354,429	$295,867		$27,816		$13,660	$17,086
Less NOI at share from:
Acquisitions	(3)	(3)		—		—	—
Dispositions	(309)	(309)		—		—	—
Development properties	(12,795)	(12,795)		—		—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,941	1,984		(43)		—	—
Other non-operating income, net	(17,583)	(497)		—		—	(17,086)
Same store NOI at share for the three months ended June 30, 2018	$325,680	$284,247		$27,773		$13,660	$—

(Decrease) increase in same store NOI at share for the three months ended September 30, 2018 compared to June 30, 2018	$(1,295)	$1,598		$(2,734)		$(159)	$—

% (decrease) increase in same store NOI at share	(0.4)%	0.6%	(1)	(9.8)%	(2)	(1.2)%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 1.0%.

(2)	Excluding tradeshows which are seasonal, same store NOI at share decreased by 4.4%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2018 compared to June 30, 2018.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2018	$340,881	$288,203		$26,234		$13,070	$13,374
Less NOI at share - cash basis from:
Acquisitions	(63)	(63)		—		—	—
Development properties	(13,433)	(13,419)		—		(14)	—
Lease termination income	(318)	(58)		(260)		—	—
Other non-operating income, net	(13,953)	(579)		—		—	(13,374)
Same store NOI at share - cash basis for the three months ended September 30, 2018	$313,114	$274,084		$25,974		$13,056	$—

NOI at share - cash basis for the three months ended June 30, 2018	$341,948	$283,154		$27,999		$13,808	$16,987
Less NOI at share - cash basis from:
Acquisitions	(3)	(3)		—		—	—
Dispositions	(241)	(241)		—		—	—
Development properties	(13,688)	(13,688)		—		—	—
Lease termination income	(162)	—		(162)		—	—
Other non-operating income, net	(17,481)	(494)		—		—	(16,987)
Same store NOI at share - cash basis for the three months ended June 30, 2018	$310,373	$268,728		$27,837		$13,808	$—

Increase (decrease) in same store NOI at share - cash basis for the three months ended September 30, 2018 compared to June 30, 2018	$2,741	$5,356		$(1,863)		$(752)	$—

% increase (decrease) in same store NOI at share - cash basis	0.9%	2.0%	(1)	(6.7)%	(2)	(5.4)%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 2.5%.

(2)	Excluding tradeshows which are seasonal, same store NOI at share - cash basis decreased by 0.3%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2018 compared to September 30, 2017.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the nine months ended September 30, 2018	$1,053,089	$881,791		$79,948	$40,686	$50,664
Less NOI at share from:
Acquisitions	(1,198)	(1,049)		(149)	—	—
Dispositions	(370)	(370)		—	—	—
Development properties	(25,854)	(25,840)		—	(14)	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	2,396	2,657		(261)	—	—
Other non-operating income, net	(52,319)	(1,655)		—	—	(50,664)
Same store NOI at share for the nine months ended September 30, 2018	$975,744	$855,534		$79,538	$40,672	$—

NOI at share for the nine months ended September 30, 2017	$1,037,526	$861,837		$78,090	$35,585	$62,014
Less NOI at share from:
Acquisitions	36	(164)		200	—	—
Dispositions	(1,509)	(1,509)		—	—	—
Development properties	(24,518)	(24,518)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(1,993)	(1,973)		(20)	—	—
Other non-operating income, net	(64,715)	(2,701)		—	—	(62,014)
Same store NOI at share for the nine months ended September 30, 2017	$944,827	$830,972		$78,270	$35,585	$—

Increase in same store NOI at share for the nine months ended September 30, 2018 compared to September 30, 2017	$30,917	$24,562		$1,268	$5,087	$—

% increase in same store NOI at share	3.3%	3.0%	(1)	1.6%	14.3%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 3.1%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2018 compared to September 30, 2017.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2018	$1,013,917	$842,630		$81,312	$39,704	$50,271
Less NOI at share - cash basis from:
Acquisitions	(899)	(750)		(149)	—	—
Dispositions	(306)	(306)		—	—	—
Development properties	(27,636)	(27,622)		—	(14)	—
Lease termination income	(1,541)	(1,119)		(422)	—	—
Other non-operating income, net	(51,925)	(1,654)		—	—	(50,271)
Same store NOI at share - cash basis for the nine months ended September 30, 2018	$931,610	$811,179		$80,741	$39,690	$—

NOI at share - cash basis for the nine months ended September 30, 2017	$972,263	$804,076		$74,846	$33,365	$59,976
Less NOI at share - cash basis from:
Acquisitions	137	(63)		200	—	—
Dispositions	(1,154)	(1,154)		—	—	—
Development properties	(24,534)	(24,534)		—	—	—
Lease termination income	(3,564)	(3,533)		(31)	—	—
Other non-operating income, net	(63,394)	(3,418)		—	—	(59,976)
Same store NOI at share - cash basis for the nine months ended September 30, 2017	$879,754	$771,374		$75,015	$33,365	$—

Increase in same store NOI at share - cash basis for the nine months ended September 30, 2018 compared to September 30, 2017	$51,856	$39,805		$5,726	$6,325	$—

% increase in same store NOI at share - cash basis	5.9%	5.2%	(1)	7.6%	19.0%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 5.3%.